UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

PROPEX INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6025 Lee Highway, Suite 425

Chattanooga, Tennessee 37421

(Address of principal executive offices, including zip code)

(423) 855-1466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Propex Inc. (the “Company”) has determined that it is likely that, for the quarters ended September 30, 2007 and December 30, 2007, the Company will not be in compliance with one or more of the financial covenants contained in the Credit Agreement, dated as of January 31, 2006, as amended (the “Credit Agreement”), among the Company, the lenders listed therein, and BNP Paribas, as Administrative Agent. These covenants require the Company to maintain certain minimum coverage, earnings and leverage ratios. For the quarter ended September 30, 2007, final calculations demonstrating compliance or non-compliance with these financial covenants are expected to be completed in early November 2007. The Company intends to approach the lenders with a proposed waiver of the possible event of default for the quarter ended September 30, 2007 and with a proposed amendment to the financial covenant in the Credit Agreement for the quarter ended December 30, 2007 and future periods.

Non-compliance with one or more of these covenants gives the lenders under the Credit Agreement the right to declare the outstanding principal and accrued interest on any outstanding loans under the Credit Agreement to be immediately due and payable and to terminate commitments to lend additional funds under the revolving credit facility. Acceleration of the amounts outstanding under the Credit Agreement would, in turn, be an event of default under the indenture governing the Company’s 10% senior notes due 2012. While no assurance of a successful resolution of these matters can be given at this time, the Company expects to resolve the matter with its lenders under the Credit Agreement before it develops into an event of default under the indenture. As of September 30, 2007, the Company had $230.6 million of borrowings outstanding under the Credit Agreement.

This document contains forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause future actions, conditions or events to differ materially from the anticipated actions, conditions or events expressed or implied by such forward-looking statements. Forward-looking statements included in this document include statements regarding the Company’s ability to comply with, its potential to breach, or its ability to receive waivers or amendments from the lenders, under the Credit Agreement. Factors that could cause actual results to vary from those in the forward-looking statements include: the Company’s actual financial results for the quarters ended September 30 and December 30, 2007 and the other risk factors set forth in the Company’s periodic reports filed with the Securities and Exchange Commission. You are cautioned not to put undue reliance on any forward-looking statements, and, except as required by applicable law, the Company undertakes no obligation to update those statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX INC.

Dated: October 5, 2007	By:	/s/ Lee McCarter
Lee McCarter
Executive Vice President and Chief Financial Officer